Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101026 and 333-116159) pertaining to the TD Waterhouse Group, Inc. 401(k) and Profit Sharing Plan of our report dated May 26, 2006, with respect to the financial statements and schedule of the TD Waterhouse Group, Inc. 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

New York, New York	/s/ ERNST & YOUNG, LLP
June 15, 2006